United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 5, 2021

Date of Report (Date of earliest event reported)

JATT Acquisition Corp

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40598	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 309, Ugland House Grand Cayman, Cayman Islands	E9 KY1-1104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 7706 732212

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	JATT	New York Stock Exchange
Warrants	JATT WS	New York Stock Exchange
Units	JATT U	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2021, JATT Acquisition Corp (the “Company”) entered into Forward Purchase Agreements with Athanor Master Fund LP (“AMF”) and with Athanor International Master Fund, LP (“AIF”) (collectively the “Forward Purchase Agreements”, and collectively, “AMF and AIF are “Purchasers”).

Pursuant to the Forward Purchase Agreements, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, an aggregate of 7,500,000 forward purchase shares, or “Forward Purchase Shares”, for a purchase price of $10.00 per Forward Purchase Share, or $75,000,000 in the aggregate. Each Forward Purchase Share will consist of one Class A ordinary share of the Company. The Class A ordinary shares would have the same terms as the Company’s publicly traded Class A ordinary shares but will be restricted securities and not be freely tradable until registered with the Securities and Exchange Commission (SEC”).

Under the Forward Purchase Agreements, at least ten (10) business days before the company’s initial business combination closing, the Company shall provide the Purchasers with a notice, including:

A.	The anticipated business combination closing date; and
B.	Instructions for wiring of the Forward Purchase Price.

The closing of the sale of Forward Purchase Shares shall be held on the same date and concurrently with the business combination closing. At least three (3) Business Days prior to the Forward Closing Date, the Purchaser shall deliver the Forward Purchase Price for the Forward Purchase Shares by wire transfer of U.S. dollars in immediately available funds to an account specified in the Notice to be held in escrow until the Forward Closing.

The holders of the Class A ordinary shares under the Forward Purchase Agreements will be entitled to registration rights pursuant to the terms of an registration rights agreement applicable to any equity securities issued by way of private placement in connection with the closing of the Company’s initial business combination.

Except for certain transfers to certain permitted transferees, the Purchasers agreed that they shall not transfer any Forward Purchase Shares until the expiration of any lock-up agreement entered into by the Company’s sponsor, JATT Ventures, L.P., with respect to Company founder shares in connection with the business combination.

The Purchasers, for themselves and their affiliates, agreed that they have no right, title, interest or claim of any kind in or to any monies held in the trust account maintained at Continental Stock Transfer & Trust Company, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchasers may have in respect of any public shares of the Company held by them.

The Forward Purchase Agreements contain representations and warranties by each party, conditions to closing, and additional provisions that are customary for agreements of this nature. Except for amounts, the terms of the two Forward Purchase Agreements are substantively the same.

The foregoing description of the Forward Purchase Agreements are qualified in their entirety by reference to the full text of the Forward Purchase Agreements, which will be included as Exhibits 10.1 and 10.2 to the Company’s next Form 10-Q, and incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2021

JATT ACQUISITION CORP

By:	/s/ Someit Sidhu
Name:	Someit Sidhu
Title:	Chief Executive Officer